Exhibit 10.6

April 15, 2003

To: Talat Hasan

From: Boris Lipkin

Re: Employment Contract

CC: Ray Christie, Noel Simmons

The following is a summary of the closure of your employment contract. Please signify your agreement by signing below.

  You will be resigning as an employee on Friday, April 25.
  You will remain on the Board of Directors.
  You will receive regular benefits until the end of April 2003.
  You will receive Severance Pay in the amount of $225,000, of which will be paid to you in July, and the remaining will be paid to you on regular payroll intervals from April 26 through October 31, 2003.
  Upon your application for benefits under COBRA, Therma-Wave will pay your COBRA payments from May 1, 2003 through April 30, 2004. (Our medical plans require that you be an active employee to remain on the employee rolls).
  Your stock options will continue to vest until April 30, 2004.

/s/ Boris Lipkin       /s/ Talat Hasan

Boris Lipkin         Talat Hasan

4/15/03           4/15/03

Date          Date